Exhibit 32.1
MicroFinancial Incorporated
Certification of Chief Executive Officer
Regarding Quarterly Report on Form 10-Q for the
Quarter Ended September 30, 2014
Richard F. Latour, President and Chief Executive Officer of MicroFinancial Incorporated, (the “Company”), hereby certifies that, to the best of his knowledge, based upon a review of the Quarterly Report on Form 10-Q for the Quarter ended September 30, 2014, (the “Covered Report”) and, except as corrected or supplemented in a subsequent covered report:

•	the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned has signed this Certification as of November 14, 2014.

/s/ Richard F. Latour
Richard F. Latour
President and Chief Executive Officer